Exhibit 99.1

NEWS RELEASE

For More Information Contact:

Kevin Berry, Chief Financial Officer
(408) 934-3144 kevinb@cmd.com

California Micro Devices Reports June Quarter Financial Results

Revenue and EPS exceed high end of revised guidance

MILPITAS, Calif. — July 27, 2006 — California Micro Devices (Nasdaq: CAMD) today announced financial results for the first quarter of fiscal 2007, which ended June 30, 2006. Revenue was $16.1 million compared to $14.7 million a year ago. On a GAAP basis, the company posted a net loss per share of $0.09, which included a $2.2 million write off of in-process R&D related to the Arques Technology acquisition. This compares to diluted EPS of $0.02 a year ago. On a non-GAAP basis, excluding the Arques Technology product line and acquisition costs as well as employee stock-based compensation expenses, and using a cash basis tax rate, revenue was $16.0 million and diluted EPS was $0.07. On a non-GAAP basis, including the Arques Technology product line but excluding acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, diluted EPS was $0.05.

“As the result of stronger than expected demand at the end of the quarter for our products for personal computers and mobile handsets, revenue in fiscal Q1 exceeded the high end of our revised guidance,” said Robert V. Dickinson, president and CEO. “We are also pleased that we were solidly profitable on a non-GAAP basis, including the Arques Technology product line, and had positive cash flow from operations in the quarter.” He noted that bookings for the quarter were weak as expected, while the number of design wins reached 402, the second highest ever achieved, surpassed only by the prior quarter’s record level.

Dickinson reported that mobile handset product revenue increased 3% year on year with 22% year-on-year sales growth to top five OEMs largely offset by substantial year-on-year declines in sales to second tier and Chinese OEMs reflecting their collective loss of market share over the past year as well as competition from low end ceramic filters. He also noted that personal computer and digital consumer electronics product revenue increased by 28% year-on-year with low capacitance ESD revenue growing by 73% year-on-year.

The company’s outlook for the September quarter is for revenue between $16.0 and $17.5 million compared to $18.5 million in the same quarter a year ago. On a GAAP basis, a net loss per share of between $0.01 and $0.03 is expected compared to a profit of $0.09 per share a year ago. On a non-GAAP basis, excluding acquisition costs and employee stock-based compensation expenses, and using a cash basis tax rate, diluted EPS is expected to be between $0.02 and $0.04. The company also indicated that it expects positive cash flow from operations in the quarter.

Conference Call and Webcast Today

California Micro Devices will hold a conference call today at 2:00 p.m. Pacific Time to discuss its June quarter results. Within the USA, interested parties can access the conference call by dialing 800-257-1836. International parties may gain access by dialing 303-205-0066. No password is necessary.

A replay of the conference call will be available on the company’s web site at www.cmd.com (Investor Relations Link) beginning at approximately 4:00 p.m. Pacific Time today and continuing about a year.

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of application specific analog semiconductor products for the mobile handset, personal computer and digital consumer electronics markets. Key products include Application Specific Integrated Passive™ (ASIP™) devices and selected high value analog and mixed signal ICs. Detailed corporate and product information may be accessed at www.cmd.com.

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the company’s earnings release contains non-GAAP financial measures that exclude the effects of employee share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The non-GAAP financial measures used by management and disclosed by the company exclude the income statement effects of all forms of employee share-based compensation and the effects of 123R upon the number of diluted shares used in calculating non-GAAP earnings per share. The non-GAAP financial measures also exclude Arques Technology acquisition related costs, including amortization of acquisition-related intangibles and one-time charges for acquired in-process research and development, and in the future will exclude any acquisition-related contingent payments. One of the two non-GAAP financial measures excludes the Arques Technology product line, including revenue and cost of sales from the product line and allocations for research and development and selling, general & administrative expenses relating to the product line. In addition, these non-GAAP measures utilize a tax rate that is based upon the income taxes we expect to actually pay relating to this quarter’s activities and results. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures. For additional information regarding these non-GAAP financial measures, see the Form 8-K dated July 27, 2006 that the company has filed with the Securities and Exchange Commission.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward looking statements in this press release include our outlook for revenue, earnings per share (both GAAP and non-GAAP), and cash flow during the second quarter of fiscal 2007. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including whether our customers experience the demand we anticipate for their products based in part upon their input and our order backlog, whether the designed performance of our devices satisfies our customers’ requirements so that they continue to design our devices into their products, whether our devices perform to their design specification, whether competitors introduce devices at lower prices than our devices causing price erosion, whether we encounter any difficulty in obtaining the requisite supply of quality product from our contract manufacturers, contract assemblers and test houses without interruption or unanticipated price increases, and whether we incur unexpected operating expenses as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. Due to these and other risks, the company’s future actual results could differ materially from those discussed above. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

# # #

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

The CMD™ logo, ASIP™, Application Specific Integrated Passive™, PicoGuard™, MediaGuard™, PhotonIC™ and FlexBoost™ are trademarks of California Micro Devices. All other trademarks are property of their respective owners

California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.calmicro.com • Tel: 408.263-3214 • Fax: 408.263-7846

California Micro Devices Corporation

CONDENSED CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except share data)

(Unaudited)

	June 30, 2006	March 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$8,733	$9,788
Short-term investments	37,214	39,958
Accounts receivable, net	8,917	10,667
Inventories	5,509	5,508
Deferred tax assets	2,719	2,711
Prepaid expenses and other current assets	807	1,078

Total current assets	63,899	69,710
Property, plant and equipment, net	4,201	3,961
Goodwill and purchased intangible assets, net	5,871	—
Other long-term assets	83	61

TOTAL ASSETS	$74,054	$73,732

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,841	$5,901
Accrued liabilities	3,927	3,185
Deferred margin on shipments to distributors	2,837	2,684
Current maturities of long-term debt and capital lease obligations	82	82

Total current liabilities	12,687	11,852
Other long-term liabilities	148	8

Total liabilities	12,835	11,860

Commitments and contingencies
Shareholders’ equity:
Common stock - no par value; 50,000,000 shares authorized; shares issued and outstanding: 22,991,231 and 22,855,223 as of June 30, 2006 and March 31, 2006, respectively	112,088	110,673
Accumulated other comprehensive gain (loss)	2	(5)
Accumulated deficit	(50,871)	(48,796)

Total shareholders’ equity	61,219	61,872

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$74,054	$73,732

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a GAAP basis)

	Three Months Ended June 30,
	2006	2005
Net sales	$16,072	$14,687
Cost and expenses:
Cost of sales	9,989	9,620
Research and development	2,055	1,434
Selling, general and administrative	4,194	3,342
In-process research and development	2,210	—
Amortization of purchased intangible assets	34	—
Restructuring expense	—	57

Total costs and expenses	18,482	14,453

Operating income (loss)	(2,410)	234
Other income, net	539	248

Income (loss) before income taxes	(1,871)	482
Income taxes	204	14

Net income (loss)	$(2,075)	$468

Net income (loss) per share–basic	$(0.09)	$0.02

Weighted average common shares outstanding–basic	22,899	21,645

Net income (loss) per share–diluted	$(0.09)	$0.02

Weighted average common shares and share equivalents outstanding–diluted	22,899	22,020

Reconciliation of net income (loss) to non-GAAP net income:
Net income (loss)	$(2,075)	$468

Reconciling items:
Non GAAP loss from Arques Technology product line before taxes	515	—
Amortization of purchased intangible assets	34	—
In-process research and development	2,210	—
Stock-based compensation expense under SFAS 123(R), net of tax	844	—
Difference between effective tax rate and cash basis tax rate	154	—

Non-GAAP net income	$1,682	$468

Add back: Non GAAP loss from Arques Technology product line after taxes	(517)	—

Non-GAAP net income including Arques Technology product line	$1,165	$468

Non-GAAP:
Net income per share–basic	$0.07	$0.02

Net income per share–diluted	$0.07	$0.02

Non-GAAP including Arques Technology product line:
Net income per share–basic	$0.05	$0.02

Net income per share–diluted	$0.05	$0.02

Shares used in calculation of non-GAAP:
Weighted average common shares outstanding–basic	22,899	21,645

Weighted average common shares and share equivalents outstanding–diluted	23,083	22,020

California Micro Devices Corporation

CONDENSED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis)

	Three Months Ended June 30,
	2006	2005
Net sales	$16,029	$14,687
Cost and expenses:
Cost of sales	9,760	9,620
Research and development	1,729	1,434
Selling, general and administrative	3,317	3,342
Restructuring	—	57

Total costs and expenses	14,806	14,453

Operating income	1,223	234
Other income, net	509	248

Income before income taxes	1,732	482
Income taxes	50	14

Net income	$1,682	$468

Net income per share–basic	$0.07	$0.02

Weighted average common shares outstanding–basic	22,899	21,645

Net income per share–diluted	$0.07	$0.02

Weighted average common shares and share equivalents outstanding–diluted	23,083	22,020

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(amounts in thousands, except per share data)

(Unaudited)

(On a non-GAAP basis and including Arques Technology product line results)

	Three Months Ended June 30,
	2006	2005
Net sales	$16,072	$14,687
Cost and expenses:
Cost of sales	9,859	9,620
Research and development	1,867	1,434
Selling, general and administrative	3,668	3,342
Restructuring	—	57

Total costs and expenses	15,394	14,453

Operating income	678	234
Other income, net	539	248

Income before income taxes	1,217	482
Income taxes	52	14

Net income	$1,165	$468

Net income per share–basic	$0.05	$0.02

Weighted average common shares outstanding–basic	22,899	21,645

Net income per share–diluted	$0.05	$0.02

Weighted average common shares and share equivalents outstanding–diluted	23,083	22,020

See accompanying reconciliation of GAAP measures to non-GAAP measures.

California Micro Devices Corporation

RECONCILIATION OF GAAP MEASURES TO NON-GAAP MEASURES

(Unaudited)

	Three Months Ended June 30,
	2006	2005
Net income (loss) per share:

Basic:
GAAP net income (loss) per share	$(0.09)	$0.02
Reconciling items:
Arques Technology product line	0.02	—
Amortization of purchased intangible assets	0.00	—
In-process research and development	0.10	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	—
Difference between effective tax rate and cash basis tax rate	0.01	—
Non-GAAP net income per share	$0.07	$0.02

Add back: Arques Technology product line	(0.02)	—
Non-GAAP net income per share including Arques Technology product line	$0.05	$0.02

Diluted:
GAAP net income (loss) per share	$(0.09)	$0.02
Reconciling items:
Arques Technology product line	0.02	—
Amortization of purchased intangible assets	0.00	—
In-process research and development	0.10	—
Stock-based compensation expense under SFAS 123(R), net of tax	0.03	—
Difference between effective tax rate and cash basis tax rate	0.01	—
Non-GAAP net income per share	$0.07	$0.02

Add back: Arques Technology product line	(0.02)	—
Non-GAAP net income per share including Arques Technology product line	$0.05	$0.02